Exhibit 99.1

SUREWEST REPORTS FOURTH QUARTER AND
FULL YEAR 2011 RESULTS

Strong Broadband Growth Drives 2% Year-over-Year Increases
in Revenues and Adjusted EBITDA

•                 2011 Broadband revenues grew 8% year-over-year with a 16% increase in business services revenues and a 6% increase in residential revenues

•                 4% year-over-year growth in Broadband residential RGUs

•                 2011 adjusted free cash flow increased 20% year-over-year

•                 Net income of $1.8 million; $0.13 earnings per share

ROSEVILLE, CA – February 29, 2012 – SureWest Communications (NASDAQ: SURW) today announced operating results for the fourth quarter and full year ended December 31, 2011.

Steve Oldham, SureWest’s president and chief executive officer, said, “Our strong 2011 results were highlighted by top-line business and residential services revenue growth, driving an increase in adjusted EBITDA. Our core Broadband segment now accounts for 77% of the company’s total revenues and 54% of total adjusted EBITDA. SureWest’s business services revenues continue to be an important part of delivering long-term, sustainable growth due to positive trends in Kansas City and increased bandwidth demands for backhaul services to wireless carriers. We continue to increase the take rates of our residential products like Advanced Digital TV, high-speed Internet and Broadband Voice over IP. During the year, we also added 15,400 new fiber homes in Kansas City that we are aggressively targeting.

“The investments we’ve made over the last several years to expand our extensive fiber-to-the-home network and enhance our suite of services have delivered excellent returns and offer many opportunities for additional value creation. Our knowledge and innovation is what drives SureWest’s strong continued growth and underscores the strategic benefits of the recently announced acquisition of our company by Consolidated Communications. The combination with Consolidated is highly accretive and brings together Consolidated’s strong cash flow with SureWest’s proven broadband growth strategy. Customers and shareholders alike will benefit from the combined company’s greater scale, scope and financial resources.”

The following table highlights financial results for continuing operations on a consolidated basis
(dollars are in thousands):

	Y-O-Y comparison				Full Year comparison
Consolidated	Q4’11	Q4’10	Change	%	2011	2010	Change	%
Broadband Revenue	$49,010	$45,032	$3,978	9%	$188,366	$174,546	$13,820	8%
Telecom Revenue	14,529	16,614	(2,085)	(13%)	59,687	68,953	(9,266)	(13%)
Total Revenue	63,539	61,646	1,893	3%	248,053	243,499	4,554	2%
Adjusted EBITDA	21,602	21,780	(178)	(1%)	84,431	82,511	1,920	2%
Net Income	1,483	1,951	(468)	(24%)	1,802	3,355	(1,553)	(46%)
Capital Expenditures	21,747	13,289	8,458	64%	72,528	52,560	19,968	38%
Net Cash Provided by Operating Activities	20,259	17,044	3,215	19%	81,448	63,553	17,895	28%
Free Cash Flow	(4,241)	4,439	(8,680)	(196%)	(6,761)	12,620	(19,381)	(154%)
Adjusted Free Cash Flow	3,281	4,465	(1,184)	(27%)	16,651	13,931	2,720	20%
Net Debt	200,167	202,472	(2,305)	(1%)	200,167	202,472	(2,305)	(1%)
See Non-GAAP measure notes near end of release, and Adjusted EBITDA, Free Cash Flow, Adjusted Free Cash Flow and Net Debt reconciliations for adjustments.

Fourth Quarter Financial Results

Consolidated revenues increased 3% year-over-year to $63.5 million as Broadband revenues grew by $4 million, or 9%, more than offsetting Telecom revenue declines of $2.1 million, or 13%. Adjusted EBITDA declined 1% year-over-year to $21.6 million, with Broadband adjusted EBITDA increasing 8% to account for 54% of total adjusted EBITDA, offsetting most of the Telecom adjusted EBITDA decline of 10%. SureWest expects to continue increasing its Broadband revenues and adjusted EBITDA through expansion of both residential and business product offerings. The long-term strategy remains growing the Broadband segment while continuing to successfully offset industry-wide structural declines in the traditional Telecom segment.

Operating expenses, exclusive of depreciation and amortization, increased 5% year-over-year to $43.0 million due primarily to increases in residential video license fees and transport charges associated with commercial services growth and advertising expense offset slightly by office consolidation savings.

Net income for the quarter was $1.48 million compared to net income of $1.95 million in the same period last year. Earnings per share from continuing operations were $0.11 compared to $0.14 in the fourth quarter 2010 and $0.05 in the third quarter 2011.

Capital expenditures totaled $21.7 million for the fourth quarter and $72.5 million for the full year 2011, an increase from $52.6 million in 2010. During the quarter, SureWest added 5,800 new marketable homes on its fiber-to-the-home (FTTH) network in Kansas City and a total of 15,400 new fiber homes for the full year 2011. Also during the quarter, the company upgraded 2,800 ILEC territory copper homes with Advanced Digital TV service and completed 8,600 upgrades during 2011. These upgrades increased the percentage of fiber and copper triple-play marketable homes in the ILEC to 66%, up from 57% in the fourth quarter of 2010. The 2012 capital plan prioritizes spending where the company has experienced the greatest return on investment. This includes continued business sales growth opportunities, residential RGU growth and increased residential penetration. The company plans to pass 11,000 additional fiber homes during 2012 in Kansas City where it has experienced superior penetration levels. SureWest is reiterating projected capital expenditures of $60-70 million in 2012.

Free cash flow, defined as income from continuing operations plus depreciation and amortization less capital expenditures, was negative $4.2 million for the quarter and negative $6.8 million for the full year 2011, compared to positive $12.6 million in 2010. This decline was expected as a result of the $23.4 million investment in network expansion in 2011 compared to $1.3 million in 2010. Adjusted free cash flow, defined as free cash flow excluding capital investments in network expansion, increased 20% year-over-year to $16.7 million.

Cash and cash equivalents increased year-over-year to $4.2 million from $2.9 million. Total debt net of cash and cash equivalents (net debt) was $200.2 million, resulting in a net debt to adjusted EBITDA ratio of 2.37x.

Broadband Segment Results

Broadband revenues increased 9% year-over-year and accounted for 77% of the company’s total revenues, compared to 73% in the fourth quarter 2010. Broadband adjusted EBITDA increased 8% year-over-year and now represents 54% of the company’s total adjusted EBITDA. Broadband adjusted EBITDA will be impacted in the first quarter when the company incurs increases in video license fees that do not coincide with a customer price increase, which in 2012, is scheduled for the second quarter.

Broadband Residential:

Broadband Residential revenues increased 7% year-over-year to $34 million as a result of 5% growth in average revenue per user (ARPU) and a 4% increase in RGUs. To illustrate growth trends, Broadband RGUs, subscriber counts and ARPU are detailed both year-over-year and sequentially in the table and text below:

	Q4 ‘11 vs. Q4 ‘10 Change			Q4 ‘11 vs. Q3 ‘11 Change
	Sacramento Market	Kansas City Market	Total	Sacramento Market	Kansas City Market	Total
Broadband Residential RGUs	3%	5%	4%	1%	2%	1%
Data RGUs	0%	8%	3%	0%	3%	1%
Video RGUs	9%	7%	7%	2%	3%	2%
Voice RGUs	4%	(1%)	2%	0%	0%	0%
Total Residential Subscribers	0%	7%	3%	0%	3%	1%

The Sacramento region’s Advanced Digital TV product continued to drive growth, helping to increase net video RGUs by 2,230 year-over-year and 530 sequentially. SureWest had 21,662 Advanced Digital TV subscribers through the fourth quarter, representing 78% of the company’s overall video RGUs in the Sacramento market. Approximately 98% of the Advanced Digital TV subscribers bundle Internet and 79% subscribe to a triple-play with ARPU of $148.

ARPU for customers on SureWest’s FTTH and hybrid fiber coaxial (HFC) networks increased 2% year-over-year to $117 due to video and data price increases in July 2011.

Residential customer churn improved year-over-year and sequentially in the fourth quarter from 1.6% to 1.4% as a result of churn reduction programs such as Advanced Digital TV video upgrades on the copper network, as well as ongoing superior customer service and value-added features like additional HD channels and increased Internet speeds.

Broadband Business:
Broadband Business revenues increased by $1.8 million, or 15%, year-over-year to $14.2 million. Business customers increased 3% year-over-year to 8,000 and ARPU grew 11% from the prior year to $592. The Kansas City market grew ARPU by 11% year-over-year while increasing customer counts by 3%. The Sacramento market grew customers by 4% while ARPU increased by 11% driven by wireless carrier backhaul and existing customers taking additional products. Broadband Business growth expectations remain high in both Sacramento and Kansas City.

As of December 31, 2011, SureWest was billing for 322 wireless backhaul access points at annualized revenues of $3.6 million. The company is now scheduled to bill for over 398 backhaul connections by third quarter 2012 with over $4.5 million in annualized revenues when those sites become active. Opportunities continue to be pursued to serve additional connections in both the Sacramento and Kansas City markets.

Telecom Segment Results

Telecom revenues declined $2.1 million, or 12.5%, year-over-year to $14.5 million, consistent with the industry-wide trend of declines in access lines, minutes of use and access revenues. This was partially due to the decrease of $1 million in regulatory support revenues that were reduced as scheduled in the first quarter 2011.  The company’s scheduled state regulatory support declines began in 2006 and will be fully phased out in the first quarter 2012.

The Telecom segment has consistently generated adjusted EBITDA margins over 40% and continues to generate significant free cash flow, which is utilized to reduce debt and fund Broadband segment expansion. As the company focuses on growing its Broadband segment, the Telecom segment will continue to account for a smaller percentage of total revenues. For the fourth quarter 2011, Telecom revenues were 23% of total company revenues compared to 27% in the fourth quarter of 2010.

Additionally, voice line loss is declining and is having less of an impact on overall financial performance. Fourth quarter 2011 year-over-year consolidated ILEC voice RGU loss was 3,800, compared to a loss of 4,800 in the fourth quarter 2010. In addition, fourth quarter 2011 consolidated year-over-year loss in ILEC and CLEC voice RGUs combined was 4,400, compared to a loss of 6,000 in the fourth quarter 2010.

Telecom Residential:
Telecom Residential revenues declined 21% year-over-year to $3.1 million resulting from a 20% decline in Telecom voice RGUs. However, of the 5,900 year-over-year Telecom Residential voice RGU losses, 2,600, or

44%, migrated to the SureWest Broadband Voice over IP service. The migration of existing Telecom ILEC access lines to Broadband VoIP enables the continued preservation of voice revenues on a consolidated basis.

Telecom Business:
Telecom Business revenues declined 2% year-over-year to $8.4 million as a result of a 3% decrease in business customers in the ILEC territory. The company is experiencing competitive pressure in the very small business customer segments; however medium and large ILEC business customers remain stable.

Telecom Access:
Telecom Access revenues decreased $1.1 million year-over-year to $3.0 million primarily due to the scheduled reduction in the California High Cost Fund (CHCF) subsidy, the elimination of the transport interconnection charge (TIC) and the decline in switched access revenues related to access line loss and declining minutes of use. The combined annual regulatory support related to CHCF and TIC declined roughly $4.0 million in 2011 from $6.1 million in 2010 to $2.0 million in 2011 - and will be zero in 2012. In the first quarter of 2012, the company will have an expected quarterly revenue decline of $500 thousand related to the final phase out of the CHCF.

Merger Update

As previously announced on February 6, 2012, SureWest entered into a definitive merger agreement under which Consolidated Communications (Nasdaq: CNSL) will acquire all the outstanding shares of SureWest in a cash and stock transaction valued at $23.00 per share, or a total of approximately $340.9 million, exclusive of debt. The consideration represents a 47% premium to SureWest’s stock price as of the close on February 3, 2012.

Subject to the satisfaction of customary closing conditions, including federal and state regulatory approvals and the approval by both Consolidated and SureWest shareholders, the transaction is expected to close in the second half of 2012. The transaction was unanimously approved by the boards of directors of both companies.

The merger agreement is attached as Exhibit 2.1 to the Current Report on Form 8-K that SureWest filed with the Securities and Exchange Commission on February 8, 2012.

Non-GAAP Measures

In addition to the results presented in accordance with generally accepted accounting principles (GAAP) throughout this press release, the company has presented non-GAAP financial measures such as adjusted EBITDA, free cash flow, adjusted free cash flow and net debt. Adjusted EBITDA represents net income (loss) excluding amounts for income taxes, depreciation and amortization, non-cash pension and certain post-retirement benefits, non-cash stock compensation, severance and other related termination costs, and all other non-operating income/expenses. Free cash flow represents net income (loss) plus depreciation and amortization less capital expenditures. Adjusted free cash flow represents free cash flow as defined above, excluding the network expansion capital investments. Free cash flow and adjusted free cash flow are a measure of operating cash flows available for corporate purposes after providing sufficient fixed asset additions to maintain current productive capacity. Net debt represents total long-term debt (including current maturities) less cash and cash equivalents. Net debt can be used as a component in measuring leverage. The company believes these non-GAAP measures, viewed in addition to but not in lieu of its reported GAAP results, provide useful information to investors as they are an integral part of the internal evaluation of operating performance. In addition, they are measures that the company uses to evaluate management’s effectiveness. Reconciliations to the comparable GAAP measures are provided in the accompanying financial and operating summaries. SureWest’s non-GAAP financial measures may not be comparable to similarly titled measures presented by other companies.

Conference Call and Webcast

SureWest Communications will not host an investor call with respect to the financial results.

Additional Information and Where to Find It

In connection with the proposed transaction, Consolidated will file a registration statement on Form S-4 with the SEC, which will include the proxy statement and also constitute a prospectus with respect to the Consolidated common stock. SureWest will mail the proxy statement/prospectus to its shareholders once the Form S-4 has been declared effective. INVESTORS ARE URGED TO READ THE REGISTRATION STATEMENT AND PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Once filed with the SEC, investors may obtain free copies of the registration statement and proxy statement/prospectus, as well as other filings containing information about Consolidated and SureWest, without charge, at the SEC’s website (www.sec.gov). These documents may also be obtained free of charge from SureWest’s Investor Relations website (www.surw.com) or by directing a request to: SureWest Investor Relations, P.O. Box 969, Roseville, CA 95678 or by calling 916.786.1831. Copies of Consoldiated’s filings may be obtained free of charge from Consolidated’s Investor Relations website (http://ir.consolidated.com) or by directing a request to: Consolidated Investor Relations, 121 South 17th Street, Mattoon, IL 61938.

SureWest, Consolidated and their respective officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from shareholders with respect to the proposed Merger. Information regarding the officers and directors of SureWest is included in its definitive proxy statement for its 2011 annual meeting filed with the SEC on April 7, 2011. Information regarding the officers and directors of Consolidated is included in its definitive proxy statement for its 2011 annual meeting filed with the SEC on March 30, 2011. More detailed information regarding the identity of potential participants in the solicitation, and their direct or indirect interests, by securities, holdings or otherwise, which interests may be different from those of the company’s shareholders generally, will be set forth in the proxy statement/prospectus and other materials to be filed with the SEC in connection with the proposed transaction.

About SureWest
SureWest Communications is a leading integrated communications provider and the bandwidth leader in the markets it serves. Headquartered in Northern California for more than 95 years, SureWest offers bundled residential and commercial services in the greater Sacramento and Kansas City regions that include IP-based digital and high-definition television, high-speed Internet, Voice over IP, and local and long distance telephone. SureWest was the nation’s first provider to launch residential HDTV over an IP network and offers one of the nation’s fastest symmetrical Internet services with speeds of up to 50 Mbps in each direction on its fiber-to-the-home network. For up-to-date information on products and services, visit the company on Facebook and Twitter.

Safe Harbor Statement
Statements made in this news release that are not historical facts are forward-looking statements and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. In some cases, these forward-looking statements may be identified by the use of words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate” or “project,” or the negative of those words or other comparable words. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause the company’s actual results to differ from those projected in such forward-looking statements.  Important factors that could cause actual results to differ from those set forth in the forward-looking statements include, but are not limited to, advances in telecommunications technology, changes in the telecommunications regulatory environment, changes in the financial stability of other telecommunications providers who are customers of the company, changes in competition in markets in which the company operates, adverse circumstances affecting the economy in California, Kansas and Missouri in general, and in the greater Sacramento, California and greater Kansas City, Kansas and Missouri areas in particular, the availability of future financing, changes in the demand for services and products, new product and service development and introductions, and pending and future litigation.

###

Contacts:
Ron Rogers

Corporate Communications

916-746-3123

r.rogers@surewest.com

Misty Wells

Investor Relations

916-786-1799

m.wells@surewest.com

SUREWEST COMMUNICATIONS

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited; Amounts in thousands, except per share amounts)

	Quarters Ended
	December 31,	September 30,	$	%
	2011	2011	Change	Change
Operating revenues:
Broadband	$49,010	$48,018	$992	2%
Telecom	14,529	14,979	(450)	(3%)
Total operating revenues	63,539	62,997	542	1%

Operating expenses:
Cost of services and products (exclusive of depreciation and amortization)	28,919	28,566	353	1%
Customer operations and selling	7,631	7,771	(140)	(2%)
General and administrative	6,496	6,879	(383)	(6%)
Depreciation and amortization	16,023	15,810	213	1%
Total operating expenses	59,069	59,026	43	0%

Income from operations	4,470	3,971	499	13%

Other income (expense):
Investment income	3	4	(1)	(25%)
Interest expense	(2,074)	(2,497)	423	17%
Other, net	208	(546)	754	138%
Total other income (expense), net	(1,863)	(3,039)	1,176	39%

Income from operations before income taxes	2,607	932	1,675	180%

Income tax expense	1,124	289	835	289%

Net income	$1,483	$643	$840	131%

Basic and diluted earnings per share	$0.11	$0.05	$0.06

Shares of common stock used to calculate earnings per share:
Basic	13,948	13,918	30
Diluted	14,035	14,023	12

Dividends per share	$0.10	$0.08	$0.02

SUREWEST COMMUNICATIONS

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited; Amounts in thousands, except per share amounts)

	Quarters Ended December 31,		$	%
	2011	2010	Change	Change
Operating revenues:
Broadband	$49,010	$45,032	$3,978	9%
Telecom	14,529	16,614	(2,085)	(13%)
Total operating revenues	63,539	61,646	1,893	3%

Operating expenses:
Cost of services and products (exclusive of depreciation and amortization)	28,919	26,948	1,971	7%
Customer operations and selling	7,631	7,095	536	8%
General and administrative	6,496	6,828	(332)	(5%)
Depreciation and amortization	16,023	15,777	246	2%
Total operating expenses	59,069	56,648	2,421	4%

Income from operations	4,470	4,998	(528)	(11%)

Other income (expense):
Investment income	3	15	(12)	(80%)
Interest expense	(2,074)	(2,157)	83	4%
Other, net	208	107	101	94%
Total other income (expense), net	(1,863)	(2,035)	172	8%

Income from operations before income taxes	2,607	2,963	(356)	(12%)

Income tax expense	1,124	1,012	112	11%

Net income	$1,483	$1,951	$(468)	(24%)

Basic and diluted earnings per share	$0.11	$0.14	$(0.03)

Shares of common stock used to calculate earnings per share:
Basic	13,948	13,694	254
Diluted	14,035	13,694	341

Dividends per share	$0.10	$-	$0.10

SUREWEST COMMUNICATIONS

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited; Amounts in thousands, except per share amounts)

	Years Ended December 31,		$	%
	2011	2010	Change	Change
Operating revenues:
Broadband	$188,366	$174,546	$13,820	8%
Telecom	59,687	68,953	(9,266)	(13%)
Total operating revenues	248,053	243,499	4,554	2%

Operating expenses:
Cost of services and products (exclusive of depreciation and amortization)	110,271	105,719	4,552	4%
Customer operations and selling	29,777	29,637	140	0%
General and administrative	29,315	31,124	(1,809)	(6%)
Depreciation and amortization	63,965	61,825	2,140	3%
Total operating expenses	233,328	228,305	5,023	2%

Income from operations	14,725	15,194	(469)	(3%)

Other income (expense):
Investment income	39	77	(38)	(49%)
Interest expense	(11,586)	(8,346)	(3,240)	(39%)
Other, net	(41)	(216)	175	81%
Total other income (expense), net	(11,588)	(8,485)	(3,103)	(37%)

Income from operations before income taxes	3,137	6,709	(3,572)	(53%)

Income tax expense	1,335	3,354	(2,019)	(60%)

Net income	$1,802	$3,355	$(1,553)	(46%)

Basic and diluted earnings per share	$0.13	$0.24	$(0.11)

Shares of common stock used to calculate earnings per share:
Basic	13,876	13,836	40
Diluted	13,936	13,836	100

Dividends per share	$0.26	$-	$0.26

SUREWEST COMMUNICATIONS

CONSOLIDATED BALANCE SHEETS

(Unaudited; Amounts in thousands)

	December 31,	December 31,	$	%
	2011	2010	Change	Change
ASSETS
Current assets:
Cash and cash equivalents	$4,208	$2,937	$1,271	43%
Short-term investments	-	771	(771)	(100%)
Accounts receivable, net	21,540	20,298	1,242	6%
Income tax receivable	280	1,782	(1,502)	(84%)
Prepaid expenses	2,912	3,792	(880)	(23%)
Deferred income taxes	2,226	2,284	(58)	(3%)
Assets held for sale	4,756	6,009	(1,253)	(21%)
Total current assets	35,922	37,873	(1,951)	(5%)

Property, plant and equipment, net	522,790	514,639	8,151	2%

Intangible and other assets:
Customer relationships, net	1,417	2,632	(1,215)	(46%)
Goodwill	45,814	45,814	-	-
Deferred charges and other assets	6,133	2,223	3,910	176%
	53,364	50,669	2,695	5%
	$612,076	$603,181	$8,895	1%

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$7,500	$15,636	$(8,136)	(52%)
Accounts payable	4,315	2,885	1,430	50%
Other accrued liabilities	16,783	12,847	3,936	31%
Advance billings and deferred revenues	8,051	8,035	16	0%
Accrued compensation	7,593	6,998	595	9%
Total current liabilities	44,242	46,401	(2,159)	(5%)

Long-term debt	196,875	189,773	7,102	4%
Deferred income taxes	49,126	56,661	(7,535)	(13%)
Accrued pension and other post-retirement benefits	54,354	33,815	20,539	61%
Other liabilities and deferred revenues	6,784	4,473	2,311	52%

Commitments and contingencies

Shareholders’ equity:
Common stock, without par value; 100,000 shares authorized, 14,060 and 13,866 shares issued and outstanding at December 31, 2011 and December 31, 2010, respectively	146,498	143,309	3,189	2%
Accumulated other comprehensive loss	(27,770)	(15,081)	(12,689)	(84%)
Retained earnings	141,967	143,830	(1,863)	(1%)
Total shareholders’ equity	260,695	272,058	(11,363)	(4%)
	$612,076	$603,181	$8,895	1%

SureWest Communications

Quarterly Selected Financial Results & Reconciliations of Non-GAAP Measures

(on a consolidated and a segment basis)

 (Unaudited; Amounts in thousands)

Consolidated Results of Operations

	For 2010 Quarters Ended:				Twelve Months Ended December 31, 2010	For 2011 Quarters Ended:				Twelve Months Ended December 31, 2011	Twelve Months Year-over-Year		Quarter Year-over-Year		Sequential Qtr-over-Qtr
	March 31	June 30	September 30	December 31		March 31	June 30	September 30	December 31		$ chg	%	$ chg	%	$ chg	%
Operating revenues (1)
Broadband	$42,577	$43,076	$43,861	$45,032	$174,546	$45,379	$45,959	$48,018	$49,010	$188,366	$13,820	8%	$3,978	9%	$992	2%
Telecom	17,611	17,472	17,256	16,614	68,953	15,176	15,003	14,979	14,529	59,687	(9,266)	(13%)	(2,085)	(13%)	(450)	(3%)
Total operating revenues	60,188	60,548	61,117	61,646	243,499	60,555	60,962	62,997	63,539	248,053	4,554	2%	1,893	3%	542	1%

Operating expenses (1)	41,940	43,249	40,420	40,871	166,480	42,792	40,309	43,216	43,046	169,363	2,883	2%	2,175	5%	(170)	(0%)
Depreciation and amortization	15,106	15,262	15,680	15,777	61,825	15,775	16,357	15,810	16,023	63,965	2,140	3%	246	2%	213	1%
Income from operations	$3,142	$2,037	$5,017	$4,998	$15,194	$1,988	$4,296	$3,971	$4,470	$14,725	$(469)	(3%)	$(528)	(11%)	$499	13%

Consolidated Reconciliation of Adjusted EBITDA to Net Income (Loss)

	For 2010 Quarters Ended:				Twelve Months Ended December 31, 2010	For 2011 Quarters Ended:				Twelve Months Ended December 31, 2011	Twelve Months Year-over-Year		Quarter Year-over-Year		Sequential Qtr-over-Qtr
	March 31	June 30	September 30	December 31		March 31	June 30	September 30	December 31		$ chg	%	$ chg	%	$ chg	%
Net income (loss)	$527	$(527)	$1,404	$1,951	$3,355	$(1,644)	$1,320	$643	$1,483	$1,802	$(1,553)	(46%)	$(468)	(24%)	$840	131%
Add: income tax expense	824	190	1,328	1,012	3,354	(562)	484	289	1,124	1,335	(2,019)	(60%)	112	11%	835	289%
Less: other (income)/expense	1,791	2,374	2,285	2,035	8,485	4,194	2,492	3,039	1,863	11,588	3,103	37%	(172)	(8%)	(1,176)	(39%)
Income from operations	3,142	2,037	5,017	4,998	15,194	1,988	4,296	3,971	4,470	14,725	(469)	(3%)	(528)	(11%)	499	13%
Add (subtract):
Depreciation and amortization	15,106	15,262	15,680	15,777	61,825	15,775	16,357	15,810	16,023	63,965	2,140	3%	246	2%	213	1%
Non-cash pension expense	420	341	371	371	1,503	313	394	351	346	1,404	(99)	(7%)	(25)	(7%)	(5)	(1%)
Non-cash stock compensation expense	800	1,144	267	634	2,845	1,645	1,182	747	763	4,337	1,492	52%	129	20%	16	2%
Severance and other related costs (3)	-	1,144	-	-	1,144	-	-	-	-	-	(1,144)	(100%)	-	-	-	-
Adjusted EBITDA (2)	$19,468	$19,928	$21,335	$21,780	$82,511	$19,721	$22,229	$20,879	$21,602	$84,431	$1,920	2%	$(178)	(1%)	$723	3%

Adjusted EBITDA margin	32%	33%	35%	35%	34%	33%	36%	33%	34%	34%

Consolidated Free Cash Flow and Adjusted Free Cash Flow

	For 2010 Quarters Ended:				Twelve Months Ended December 31, 2010	For 2011 Quarters Ended:				Twelve Months Ended December 31, 2011	Twelve Months Year-over-Year		Quarter Year-over-Year		Sequential Qtr-over-Qtr
	March 31	June 30	September 30	December 31		March 31	June 30	September 30	December 31		$ chg	%	$ chg	%	$ chg	%
Net income (loss)	$527	$(527)	$1,404	$1,951	$3,355	$(1,644)	$1,320	$643	$1,483	$1,802	$(1,553)	(46%)	$(468)	(24%)	$840	131%
Add: Depreciation and amortization	15,106	15,262	15,680	15,777	61,825	15,775	16,357	15,810	16,023	63,965	2,140	3%	246	2%	213	1%
Less: Capital expenditures	(12,536)	(13,878)	(12,857)	(13,289)	(52,560)	(11,452)	(20,671)	(18,658)	(21,747)	(72,528)	(19,968)	(38%)	(8,458)	(64%)	(3,089)	(17%)
Free cash flow (4)	3,097	857	4,227	4,439	12,620	2,679	(2,994)	(2,205)	(4,241)	(6,761)	(19,381)	(154%)	(8,680)	(196%)	(2,036)	(92%)
Add: Capital expenditures for network expansion	368	588	329	26	1,311	1,415	7,020	7,455	7,522	23,412	22,101	1686%	7,496	na	67	1%
Adjusted free cash flow (4)	$3,465	$1,445	$4,556	$4,465	$13,931	$4,094	$4,026	$5,250	$3,281	$16,651	$2,720	20%	$(1,184)	(27%)	$(1,969)	(38%)

Consolidated Net Debt Ratio

	For 2010 Quarters Ended:					For 2011 Quarters Ended:							Quarter Year-over-Year		Sequential Qtr-over-Qtr
	March 31	June 30	September 30	December 31		March 31	June 30	September 30	December 31				$ chg	%	$ chg	%
Net Debt:
Long-term debt, including current maturities	$215,045	$219,045	$209,045	$205,409		$210,000	$210,000	$206,250	$204,375				$(1,034)	(1%)	$(1,875)	(1%)
Less: Cash and cash equivalents	(6,982)	(6,154)	(3,215)	(2,937)		(12,881)	(11,047)	(8,932)	(4,208)				(1,271)	(43%)	4,724	53%
Net Debt (5)	$208,063	$212,891	$205,830	$202,472		$197,119	$198,953	$197,318	$200,167				$(2,305)	(1%)	$2,849	1%

Ratio of Net Debt to Adjusted EBITDA:

Net Debt	$208,063	$212,891	$205,830	$202,472		$197,119	$198,953	$197,318	$200,167

Divided by: Adjusted EBITDA (TTM)	$77,873	$77,942	$80,316	$82,511		$82,764	$85,065	$84,609	$84,431

Ratio of net debt to Adjusted EBITDA (6)	2.67	2.73	2.56	2.45		2.38	2.34	2.33	2.37

SureWest Communications

Quarterly Selected Financial Results & Reconciliations of Non-GAAP Measures

(on a consolidated and a segment basis)

 (Unaudited; Amounts in thousands)

Broadband Results of Operations

	For 2010 Quarters Ended:				Twelve Months Ended December 31, 2010	For 2011 Quarters Ended:				Twelve Months Ended December 31, 2011	Twelve Months Year-over-Year		Quarter Year-over-Year		Sequential Qtr-over-Qtr
	March 31	June 30	September 30	December 31		March 31	June 30	September 30	December 31		$ chg	%	$ chg	%	$ chg	%
Data (7)	$12,073	$11,921	$11,844	$12,116	$47,954	$12,184	$12,281	$13,260	$13,480	$51,205	$3,251	7%	$1,364	11%	$220	2%
Video (7)	12,409	12,453	12,515	12,987	50,364	13,312	13,466	14,039	14,178	54,995	4,631	9%	1,191	9%	139	1%
Voice (7)	6,492	6,537	6,596	6,535	26,160	6,335	6,341	6,361	6,331	25,368	(792)	(3%)	(204)	(3%)	(30)	(0%)
Total residential revenues	30,974	30,911	30,955	31,638	124,478	31,831	32,088	33,660	33,989	131,568	7,090	6%	2,351	7%	329	1%
Business	10,570	11,253	11,979	12,407	46,209	12,614	12,999	13,557	14,223	53,393	7,184	16%	1,816	15%	666	5%
Access	727	541	481	486	2,235	556	504	509	476	2,045	(190)	(9%)	(10)	(2%)	(33)	(6%)
Other	306	371	446	501	1,624	378	368	292	322	1,360	(264)	(16%)	(179)	(36%)	30	10%
Total operating revenues from external customers	42,577	43,076	43,861	45,032	174,546	45,379	45,959	48,018	49,010	188,366	13,820	8%	3,978	9%	992	2%
Intersegment revenues	168	145	110	141	564	160	155	152	177	644	80	14%	36	26%	25	16%
Total operating revenues	42,745	43,221	43,971	45,173	175,110	45,539	46,114	48,170	49,187	189,010	13,900	8%	4,014	9%	1,017	2%

Operating expenses without depreciation	35,137	36,003	34,304	34,838	140,282	36,337	35,624	37,179	38,062	147,202	6,920	5%	3,224	9%	883	2%
Depreciation and amortization	12,180	12,140	12,609	12,692	49,621	12,688	13,098	12,574	12,759	51,119	1,498	3%	67	1%	185	1%
Loss from operations	$(4,572)	$(4,922)	$(2,942)	$(2,357)	$(14,793)	$(3,486)	$(2,608)	$(1,583)	$(1,634)	$(9,311)	$5,482	37%	$723	31%	$(51)	(3%)

Broadband Reconciliation of Adjusted EBITDA to Net Loss

	For 2010 Quarters Ended:				Twelve Months Ended December 31, 2010	For 2011 Quarters Ended:				Twelve Months Ended December 31, 2011	Twelve Months Year-over-Year		Quarter Year-over-Year		Sequential Qtr-over-Qtr
	March 31	June 30	September 30	December 31		March 31	June 30	September 30	December 31		$ chg	%	$ chg	%	$ chg	%
Net loss	$(3,720)	$(4,269)	$(3,082)	$(1,802)	$(12,873)	$(4,405)	$(3,006)	$(2,801)	$(3,654)	$(13,866)	$(993)	(8%)	$(1,852)	(103%)	$(853)	(30%)
Add: income tax benefits	(2,504)	(2,867)	(2,066)	(2,456)	(9,893)	(2,928)	(1,998)	(1,867)	(36)	(6,829)	3,064	31%	2,420	99%	1,831	98%
Less: other (income)/expense	1,652	2,214	2,206	1,901	7,973	3,847	2,396	3,085	2,056	11,384	3,411	43%	155	8%	(1,029)	(33%)
Loss from operations	(4,572)	(4,922)	(2,942)	(2,357)	(14,793)	(3,486)	(2,608)	(1,583)	(1,634)	(9,311)	5,482	37%	723	31%	(51)	(3%)
Add (subtract):
Depreciation and amortization	12,180	12,140	12,609	12,692	49,621	12,688	13,098	12,574	12,759	51,119	1,498	3%	67	1%	185	1%
Non-cash pension expense	205	162	181	179	727	153	187	173	167	680	(47)	(6%)	(12)	(7%)	(6)	(3%)
Non-cash stock compensation expense	386	560	160	343	1,449	978	720	457	469	2,624	1,175	81%	126	37%	12	3%
Severance and other related costs (3)	-	469	-	-	469	-	-	-	-	-	(469)	(100%)	-	-	-	-
Adjusted EBITDA (2)	$8,199	$8,409	$10,008	$10,857	$37,473	$10,333	$11,397	$11,621	$11,761	$45,112	$7,639	20%	$904	8%	$140	1%

Adjusted EBITDA margin	19%	19%	23%	24%	21%	23%	25%	24%	24%	24%

Broadband Free Cash Flow and Adjusted Free Cash Flow

	For 2010 Quarters Ended:				Twelve Months Ended December 31, 2010	For 2011 Quarters Ended:				Twelve Months Ended December 31, 2011	Twelve Months Year-over-Year		Quarter Year-over-Year		Sequential Qtr-over-Qtr
	March 31	June 30	September 30	December 31		March 31	June 30	September 30	December 31		$ chg	%	$ chg	%	$ chg	%
Net loss	$(3,720)	$(4,269)	$(3,082)	$(1,802)	$(12,873)	$(4,405)	$(3,006)	$(2,801)	$(3,654)	$(13,866)	$(993)	(8%)	$(1,852)	(103%)	$(853)	(30%)
Add: Depreciation and amortization	12,180	12,140	12,609	12,692	49,621	12,688	13,098	12,574	12,759	51,119	1,498	3%	67	1%	185	1%
Less: Capital expenditures	(8,723)	(11,805)	(11,370)	(12,046)	(43,944)	(9,574)	(16,706)	(16,677)	(17,661)	(60,618)	(16,674)	(38%)	(5,615)	(47%)	(984)	(6%)
Free cash flow (4)	(263)	(3,934)	(1,843)	(1,156)	(7,196)	(1,291)	(6,614)	(6,904)	(8,556)	(23,365)	(16,169)	(225%)	(7,400)	(640%)	(1,652)	(24%)
Add: Capital expenditures for network expansion	31	57	176	2	266	1,013	6,492	6,500	7,044	21,049	20,783	7813%	7,042	na	544	8%
Adjusted free cash flow (4)	$(232)	$(3,877)	$(1,667)	$(1,154)	$(6,930)	$(278)	$(122)	$(404)	$(1,512)	$(2,316)	$4,614	67%	$(358)	(31%)	$(1,108)	(274%)

SureWest Communications

Quarterly Selected Financial Results & Reconciliations of Non-GAAP Measures

(on a consolidated and a segment basis)

 (Unaudited; Amounts in thousands)

Telecom Results of Operations

	For 2010 Quarters Ended:				Twelve Months Ended December 31, 2010	For 2011 Quarters Ended:				Twelve Months Ended December 31, 2011	Twelve Months Year-over-Year		Quarter Year-over-Year		Sequential Qtr-over-Qtr
	March 31	June 30	September 30	December 31		March 31	June 30	September 30	December 31		$ chg	%	$ chg	%	$ chg	%
Residential	$4,868	$4,479	$4,086	$3,843	$17,276	$3,592	$3,393	$3,196	$3,048	$13,229	$(4,047)	(23%)	$(795)	(21%)	$(148)	(5%)
Business	8,418	8,400	8,750	8,592	34,160	8,394	8,294	8,122	8,390	33,200	(960)	(3%)	(202)	(2%)	268	3%
Access	4,160	4,408	4,274	4,053	16,895	3,054	3,148	3,559	2,999	12,760	(4,135)	(24%)	(1,054)	(26%)	(560)	(16%)
Other	165	185	146	126	622	136	168	102	92	498	(124)	(20%)	(34)	(27%)	(10)	(10%)
Total operating revenues from external customers	17,611	17,472	17,256	16,614	68,953	15,176	15,003	14,979	14,529	59,687	(9,266)	(13%)	(2,085)	(13%)	(450)	(3%)
Intersegment revenues	4,919	5,091	5,275	5,352	20,637	5,296	5,052	5,231	5,373	20,952	315	2%	21	0%	142	3%
Total operating revenues	22,530	22,563	22,531	21,966	89,590	20,472	20,055	20,210	19,902	80,639	(8,951)	(10%)	(2,064)	(9%)	(308)	(2%)

Operating expenses without depreciation	11,890	12,482	11,501	11,526	47,399	11,911	9,892	11,420	10,534	43,757	(3,642)	(8%)	(992)	(9%)	(886)	(8%)
Depreciation and amortization	2,926	3,122	3,071	3,085	12,204	3,087	3,259	3,236	3,264	12,846	642	5%	179	6%	28	1%
Income from operations	$7,714	$6,959	$7,959	$7,355	$29,987	$5,474	$6,904	$5,554	$6,104	$24,036	$(5,951)	(20%)	$(1,251)	(17%)	$550	10%

Telecom Reconciliation of Adjusted EBITDA to Net Income

	For 2010 Quarters Ended:				Twelve Months Ended December 31, 2010	For 2011 Quarters Ended:				Twelve Months Ended December 31, 2011	Twelve Months Year-over-Year		Quarter Year-over-Year		Sequential Qtr-over-Qtr
	March 31	June 30	September 30	December 31		March 31	June 30	September 30	December 31		$ chg	%	$ chg	%	$ chg	%
Net income	$4,247	$3,742	$4,486	$3,753	$16,228	$2,761	$4,326	$3,444	$5,137	$15,668	$(560)	(3%)	$1,384	37%	$1,693	49%
Add: income tax expense	3,328	3,057	3,394	3,468	13,247	2,366	2,482	2,156	1,160	8,164	(5,083)	(38%)	(2,308)	(67%)	(996)	(46%)
Less: other (income)/expense	139	160	79	134	512	347	96	(46)	(193)	204	(308)	(60%)	(327)	(244%)	(147)	(320%)
Income from operations	7,714	6,959	7,959	7,355	29,987	5,474	6,904	5,554	6,104	24,036	(5,951)	(20%)	(1,251)	(17%)	550	10%
Add (subtract):
Depreciation and amortization	2,926	3,122	3,071	3,085	12,204	3,087	3,259	3,236	3,264	12,846	642	5%	179	6%	28	1%
Non-cash pension expense	215	179	190	192	776	160	207	178	179	724	(52)	(7%)	(13)	(7%)	1	1%
Non-cash stock compensation expense	414	584	107	291	1,396	667	462	290	294	1,713	317	23%	3	1%	4	1%
Severance and other related costs (3)	-	675	-	-	675	-	-	-	-	-	(675)	(100%)	-	-	-	-
Adjusted EBITDA (2)	$11,269	$11,519	$11,327	$10,923	$45,038	$9,388	$10,832	$9,258	$9,841	$39,319	$(5,719)	(13%)	$(1,082)	(10%)	$583	6%

Adjusted EBITDA margin	50%	51%	50%	50%	50%	46%	54%	46%	49%	49%

Telecom Free Cash Flow and Adjusted Free Cash Flow

	For 2010 Quarters Ended:				Twelve Months Ended December 31, 2010	For 2011 Quarters Ended:				Twelve Months Ended December 31, 2011	Twelve Months Year-over-Year		Quarter Year-over-Year		Sequential Qtr-over-Qtr
	March 31	June 30	September 30	December 31		March 31	June 30	September 30	December 31		$ chg	%	$ chg	%	$ chg	%
Net income	$4,247	$3,742	$4,486	$3,753	$16,228	$2,761	$4,326	$3,444	$5,137	$15,668	$(560)	(3%)	$1,384	37%	$1,693	49%
Add: Depreciation and amortization	2,926	3,122	3,071	3,085	12,204	3,087	3,259	3,236	3,264	12,846	642	5%	179	6%	28	1%
Less: Capital expenditures	(3,218)	(1,729)	(1,442)	(897)	(7,286)	(1,704)	(2,598)	(1,971)	(3,394)	(9,667)	(2,381)	(33%)	(2,497)	(278%)	(1,423)	(72%)
Free cash flow (4)	3,955	5,135	6,115	5,941	21,146	4,144	4,987	4,709	5,007	18,847	(2,299)	(11%)	(934)	(16%)	298	6%
Add: Capital expenditures for network expansion	337	531	153	24	1,045	402	528	955	478	2,363	1,318	126%	454	1892%	(477)	(50%)
Adjusted free cash flow (4)	$4,292	$5,666	$6,268	$5,965	$22,191	$4,546	$5,515	$5,664	$5,485	$21,210	$(981)	(4%)	$(480)	(8%)	$(179)	(3%)

SureWest Communications

Quarterly Selected Financial Results & Reconciliations of Non-GAAP Measures

(on a consolidated and a segment basis)

 (Unaudited; Amounts in thousands)

(1) External customers only.

(2) Adjusted EBITDA represents net income (loss) excluding amounts for income taxes; depreciation and amortization; non-cash pension and certain post-retirement benefits; non-cash stock compensation; severance and other related termination costs; and all other non-operating income/expenses.  Adjusted EBITDA is a common measure of operating performance in the telecommunications industry. Adjusted EBITDA is not a measure of financial performance under United States generally accepted accounting principles and should not be considered in isolation or as a substitute for consolidated net income (loss) as a measure of performance.

(3) Severance and other related termination costs related to the workforce reduction initiative implemented during the quarter ended June 30, 2010. Amounts exclude the termination costs related to stock compensation expense, which are included in non-cash stock compensation expense of the adjusted EBITDA reconciliation.

(4) Free cash flow is a measure of operating cash flows available for corporate purposes after providing sufficient fixed asset additions to maintain current productive capacity. Consolidated free cash flow includes capital expenditures for our corporate operating unit. Adjusted free cash flow represents free cash flow excluding capital expenditures for network expansion.  Free cash flow and adjusted free cash flow are not measures of financial performance under United States generally accepted accounting principles and should not be considered in isolation or as a substitute for consolidated net income (loss) as a measure of performance and net cash provided by operating activities as a measure of liquidity.

(5) Net debt represents total long-term debt (including current maturities) less cash and cash equivalents.  Net debt can be a component in measuring leverage. Net debt is not a measure determined in accordance with United States generally accepted accounting principles and should not be considered as a substitute for total long-term debt.

(6) The ratio of net debt to adjusted EBITDA is calculated as net debt divided by adjusted EBITDA based on a trailing twelve month (TTM) period.  This measure provides useful information to our investors about our debt level relative to our performance and about our ability to meet our financial obligations.

(7) Operating revenues in the Broadband segment have been reclassified for a change during the fourth quarter of 2011 in the classification of promotional discounts between residential voice, video and data revenue. Prior period revenues have been reclassified to conform to the current period presentation.

SUREWEST COMMUNICATIONS

SELECTED OPERATING METRICS

As of and for the Quarters Ended

BROADBAND	12/31/2011 [1]	12/31/2010 [1]	Change	% Change	9/30/2011 [1]	Change	% Change
Residential
Video
Marketable Homes [2]	296,700	271,800	24,900	9%	287,900	8,800	3%
RGUs	66,400	61,800	4,600	7%	64,900	1,500	2%
Penetration [2]	22.4%	22.7%	-0.4%	(2%)	22.5%	-0.2%	(1%)
ARPU	$72	$70	$2	2%	$73	($1)	(1%)
Voice
Marketable Homes	327,700	311,300	16,400	5%	321,700	6,000	2%
RGUs	76,400	74,900	1,500	2%	76,100	300	0%
Penetration	23.3%	24.1%	-0.7%	(3%)	23.7%	-0.3%	(1%)
ARPU	$28	$29	($1)	(5%)	$28	$0	(1%)
Data
Marketable Homes	327,700	311,300	16,400	5%	321,700	6,000	2%
RGUs	102,600	99,400	3,200	3%	101,300	1,300	1%
Penetration	31.3%	31.9%	-0.6%	(2%)	31.5%	-0.2%	(1%)
ARPU	$44	$41	$3	8%	$44	$0	0%
Total
RGUs	245,400	236,100	9,300	4%	242,300	3,100	1%

Subscriber totals
Subscribers [3]	107,100	104,100	3,000	3%	105,800	1,300	1%
Penetration	32.7%	33.4%	-0.8%	(2%)	32.9%	-0.2%	(1%)
ARPU [4]	$106	$101	$5	5%	$107	($1)	(0%)
Triple Play ARPU [5]	$117	$115	$2	2%	$118	($1)	(1%)
Triple Play RGUs per Subscriber [5]	2.49	2.53	(0.04)	(2%)	2.50	(0.01)	(1%)
Churn	1.4%	1.6%	-0.2%	(10%)	1.6%	-0.2%	(11%)

Business [6]
Customers	8,000	7,800	200	3%	8,000	0	0%
ARPU	$592	$535	$57	11%	$570	$22	4%

TELECOM	12/31/2011	12/31/2010	Change	% Change	9/30/2011	Change	% Change
Residential
Voice
Marketable Homes	91,900	91,500	400	0%	91,800	100	0%
RGUs [7]	23,000	28,900	(5,900)	(20%)	24,200	(1,200)	(5%)
Cumulative Migration to Broadband Voice [8]	18,000	15,400	2,600	17%	17,500	500	3%
Penetration	25.0%	31.6%	-6.6%	(21%)	26.4%	-1.3%	(5%)
ARPU	$43	$43	($0)	(0%)	$43	$0	1%
Churn [9]	1.6%	2.0%	-0.3%	(18%)	1.8%	-0.2%	(10%)

Business [6]
Customers	7,700	7,900	(200)	(3%)	7,700	0	0%
ARPU	$363	$359	$4	1%	$351	$12	3%

CONSOLIDATED RESIDENTIAL VOICE RGUs	12/31/2011	12/31/2010	Change	% Change	9/30/2011	Change	% Change
ILEC Voice RGUs
Broadband	23,100	21,000	2,100	10%	22,700	400	2%
Telecom	23,000	28,900	(5,900)	(20%)	24,200	(1,200)	(5%)
Total ILEC Voice RGUs [10]	46,100	49,900	(3,800)	(8%)	46,900	(800)	(2%)
CLEC Residential Voice RGUs [11]	53,300	53,900	(600)	(1%)	53,400	(100)	(0%)
TOTAL Residential Voice RGUs [12]	99,400	103,800	(4,400)	(4%)	100,300	(900)	(1%)

TOTAL RESIDENTIAL BROADBAND & TELECOM RGUs	268,400	265,000	3,400	1%	266,500	1,900	1%

NETWORK METRICS	12/31/2011	12/31/2010	Change	% Change	9/30/2011	Change	% Change
Marketable Homes - Fiber	164,500	148,500	16,000	11%	158,500	6,000	4%
Marketable Homes - HFC	94,000	93,600	400	0%	94,000	0	0%
Marketable Homes - Copper 2-Play	31,000	39,600	(8,600)	(22%)	33,800	(2,800)	(8%)
Marketable Homes - Copper 3-Play	38,200	29,600	8,600	29%	35,400	2,800	8%
Total	327,700	310,400	17,300	6%	321,700	6,000	2%

Note:  The calculation of certain metrics have been revised over time to reflect the current view of our business.  Where necessary prior period metric calculations have been revised to conform with current practice.  All amounts rounded to the nearest 100s, except percents and dollars.

[1] During the fourth quarter of 2011, we revised our methodology for allocating subscriber discounts to video, voice and data revenue.  The revised methodology facilitates the consistent application of discounts and ARPU calculation between both our residential markets.  Accordingly, the ARPU metrics previously reported for 2009, 2010 and 2011 have been revised to conform to current practice.

[2] Marketable Homes - Prior to Q110, video marketable homes and penetration rate included serviceable homes in Sacramento and Kansas City fiber and hybrid fiber coax (HFC) networks only. With launch of ADTV in Q110, certain copper homes became video serviceable and 3-play capable and are included in marketable home counts. Penetration rates prior to Q110 were not adjusted for small number of video customers on copper network prior to ADTV.

[3] A residential subscriber is a customer who subscribes to one or more residential RGUs.

[4] ARPU is the total residential revenue per average subscriber.

[5] Triple play ARPU includes the total residential revenue per average subscriber and Triple play RGUs per Subscriber includes ending RGUs per ending subscriber, for the triple play markets, excluding the ILEC market.

[6] A business customer is a customer who subscribes to business data, voice or video and represents a unique customer account.  ARPU is the total business revenue per average customer.

[7] A voice RGU is a residential customer who subscribes to one or more voice access lines.

[8] Telecom Voice RGU Migration to Broadband Voice are residential Telecom voice RGUs in Line [7] that have ported their Telecom primary access line service to Broadband VoIP.

[9] Telecom Churn excludes disconnects in Line [8] that have ported their Telecom primary access line service to Broadband VoIP.

[10] ILEC Voice RGUs are the total residential voice RGUs in the ILEC franchise market area that are either a Telecom primary access line or Broadband VoIP subscriber.

[11] CLEC Voice RGUs are the total residential voice RGUs in the Kansas City and Sacramento markets, excluding the ILEC market.

[12] Total Voice RGUs are the total of ILEC and CLEC residential voice RGUs, and represent the total company residential voice RGUs of both the Broadband and Telecom Segments.

SUREWEST COMMUNICATIONS

SELECTED OPERATING METRICS

As of and for the Quarters Ended

BROADBAND	3/31/2009 [1]	6/30/2009 [1]	9/30/2009 [1]	12/31/2009 [1]	3/31/2010 [1]	6/30/2010 [1]	9/30/2010 [1]	12/31/2010 [1]	3/31/2011 [1]	6/30/2011 [1]	9/30/2011 [1]	12/31/2011 [1]
Residential
Video
Marketable Homes [2]	236,500	239,800	240,000	240,500	261,900	265,100	268,500	271,800	272,600	281,200	287,900	296,700
RGUs	59,900	59,000	59,000	58,900	58,500	60,200	61,200	61,800	63,100	64,100	64,900	66,400
Quarterly change	(100)	(900)	0	(100)	(400)	1,700	1,000	600	1,300	1,000	800	1,500
Year-over-Year change	4,800	2,000	600	(1,100)	(1,400)	1,200	2,200	2,900	4,600	3,900	3,700	4,600
Penetration [2]	24.4%	23.7%	23.8%	23.7%	22.3%	22.7%	22.8%	22.7%	23.1%	22.8%	22.5%	22.4%
ARPU	$66	$68	$67	$69	$71	$70	$69	$70	$71	$71	$73	$72
Voice
Marketable Homes	308,200	309,300	309,400	309,700	309,900	310,400	311,200	311,300	311,600	317,400	321,700	327,700
RGUs	66,000	67,700	70,000	71,300	71,800	73,900	74,900	74,900	75,600	75,900	76,100	76,400
Quarterly change	2,800	1,700	2,300	1,300	500	2,100	1,000	0	700	300	200	300
Year-over-Year change	12,500	11,400	10,300	8,100	5,800	6,200	4,900	3,600	3,800	2,000	1,200	1,500
Penetration	21.5%	22.0%	22.7%	23.1%	23.2%	23.8%	24.1%	24.1%	24.3%	23.9%	23.7%	23.3%
ARPU	$32	$33	$31	$30	$30	$30	$30	$29	$28	$28	$28	$28
Data
Marketable Homes	308,200	309,300	309,400	309,700	309,900	310,400	311,200	311,300	311,600	317,400	321,700	327,700
RGUs	97,800	97,400	97,600	98,300	97,500	98,900	99,200	99,400	100,300	100,600	101,300	102,600
Quarterly change	700	(400)	200	700	(800)	1,400	300	200	900	300	700	1,300
Year-over-Year change	6,300	3,700	2,200	1,200	(300)	1,500	1,600	1,100	2,800	1,700	2,100	3,200
Penetration	31.8%	31.6%	31.6%	31.8%	31.5%	31.9%	31.9%	31.9%	32.2%	31.7%	31.5%	31.3%
ARPU	$36	$38	$38	$40	$41	$40	$40	$41	$41	$41	$44	$44
Total
RGUs	223,700	224,100	226,600	228,500	227,800	233,000	235,300	236,100	239,000	240,600	242,300	245,400
Quarterly change	3,400	400	2,500	1,900	(700)	5,200	2,300	800	2,900	1,600	1,700	3,100
Year-over-Year change	23,600	17,100	13,100	8,200	4,100	8,900	8,700	7,600	11,200	7,600	7,000	9,300

Subscriber totals
Subscribers [3]	103,300	102,400	103,000	103,100	102,500	103,600	104,000	104,100	104,900	105,100	105,800	107,100
Quarterly change	300	(900)	600	100	(600)	1,100	400	100	800	200	700	1,300
Year-over-Year change	5,800	2,900	1,900	100	(800)	1,200	1,000	1,000	2,400	1,500	1,800	3,000
Penetration	33.5%	33.1%	33.3%	33.3%	33.1%	33.4%	33.4%	33.4%	33.7%	33.1%	32.9%	32.7%
ARPU [4]	$93	$97	$95	$99	$101	$100	$99	$101	$102	$102	$107	$106
Triple Play ARPU [5]	$111	$114	$111	$114	$116	$115	$113	$115	$114	$114	$118	$117
Triple Play RGUs per Subscriber [5]	2.56	2.55	2.54	2.54	2.53	2.54	2.53	2.53	2.52	2.51	2.50	2.49
Churn	1.4%	1.7%	1.8%	1.5%	1.6%	1.6%	1.7%	1.6%	1.4%	1.5%	1.6%	1.4%

Business [6]
Customers	6,900	7,000	7,200	7,300	7,400	7,500	7,700	7,800	7,800	7,900	8,000	8,000
ARPU	$467	$459	$467	$476	$479	$502	$526	$535	$539	$551	$570	$592

TELECOM	3/31/2009	6/30/2009	9/30/2009	12/31/2009	3/31/2010	6/30/2010	9/30/2010	12/31/2010	3/31/2011	6/30/2011	9/30/2011	12/31/2011
Residential
Voice
Marketable Homes	90,800	90,900	90,900	91,000	91,100	91,200	91,400	91,500	91,700	91,800	91,800	91,900
RGUs [7]	49,500	45,100	41,300	38,500	35,500	32,800	30,700	28,900	27,300	25,600	24,200	23,000
Cumulative Migration to Broadband Voice [8]	6,900	9,000	10,700	11,800	12,900	14,000	14,900	15,400	16,100	16,900	17,500	18,000
Penetration	54.5%	49.6%	45.4%	42.3%	39.0%	36.0%	33.6%	31.6%	29.8%	27.9%	26.4%	25.0%
ARPU	$44	$45	$45	$45	$44	$44	$43	$43	$43	$43	$43	$43
Churn [9]	2.1%	2.3%	2.3%	2.0%	2.3%	2.1%	2.1%	2.0%	1.8%	1.8%	1.8%	1.6%

Business [6]
Customers	9,000	8,900	8,700	8,500	8,300	8,200	8,000	7,900	7,800	7,700	7,700	7,700
ARPU	$332	$339	$329	$334	$334	$340	$360	$359	$356	$357	$351	$363

CONSOLIDATED RESIDENTIAL VOICE RGUs	3/31/2009 [1]	6/30/2009 [1]	9/30/2009 [1]	12/31/2009 [1]	3/31/2010 [1]	6/30/2010 [1]	9/30/2010	12/31/2010	3/31/2011	6/30/2011	9/30/2011	12/31/2011
ILEC Voice RGUs
Broadband	9,900	12,400	14,700	16,200	17,500	19,000	20,400	21,000	21,500	22,300	22,700	23,100
Telecom	49,500	45,100	41,300	38,500	35,500	32,800	30,700	28,900	27,300	25,600	24,200	23,000
Total ILEC Voice RGUs [10]	59,400	57,500	56,000	54,700	53,000	51,800	51,100	49,900	48,800	47,900	46,900	46,100
Quarterly change	(1,700)	(1,900)	(1,500)	(1,300)	(1,700)	(1,200)	(700)	(1,200)	(1,100)	(900)	(1,000)	(800)
Year-over-Year change	(7,500)	(7,400)	(6,900)	(6,400)	(6,400)	(5,700)	(4,900)	(4,800)	(4,200)	(3,900)	(4,200)	(3,800)

CLEC Residential Voice RGUs [11]	56,100	55,300	55,300	55,100	54,300	54,900	54,500	53,900	54,100	53,600	53,400	53,300
Quarterly change	0	(800)	0	(200)	(800)	600	(400)	(600)	200	(500)	(200)	(100)
Year-over-Year change	2,700	1,000	0	(1,000)	(1,800)	(400)	(800)	(1,200)	(200)	(1,300)	(1,100)	(600)

TOTAL Residential Voice RGUs [12]	115,500	112,800	111,300	109,800	107,300	106,700	105,600	103,800	102,900	101,500	100,300	99,400
Quarterly change	(1,700)	(2,700)	(1,500)	(1,500)	(2,500)	(600)	(1,100)	(1,800)	(900)	(1,400)	(1,200)	(900)
Year-over-Year change	(4,800)	(6,400)	(6,900)	(7,400)	(8,200)	(6,100)	(5,700)	(6,000)	(4,400)	(5,200)	(5,300)	(4,400)

TOTAL RESIDENTIAL BROADBAND & TELECOM RGUs	273,200	269,200	267,900	267,000	263,300	265,800	266,000	265,000	266,300	266,200	266,500	268,400
Year-over-Year change	6,300	(700)	(4,100)	(7,300)	(9,900)	(3,400)	(1,900)	(2,000)	3,000	400	500	3,400

NETWORK METRICS	3/31/2009	6/30/2009	9/30/2009	12/31/2009	3/31/2010	6/30/2010	9/30/2010	12/31/2010	3/31/2011	6/30/2011	9/30/2011	12/31/2011
Marketable Homes - Fiber	142,900	146,900	147,100	147,600	147,700	147,900	148,300	148,500	148,700	154,300	158,500	164,500
Marketable Homes - HFC	93,600	92,900	92,900	92,900	93,000	93,200	93,600	93,600	93,700	93,900	94,000	94,000
Marketable Homes - Copper 2-Play	71,700	69,500	69,400	69,200	47,900	45,300	42,700	39,600	39,000	36,200	33,800	31,000
Marketable Homes - Copper 3-Play	0	0	0	0	21,300	24,000	26,600	29,600	30,200	33,000	35,400	38,200
Total	308,200	309,300	309,400	309,700	309,900	310,400	311,200	311,300	311,600	317,400	321,700	327,700
Quarterly change	4,000	1,100	100	300	200	500	800	100	300	5,800	4,300	6,000
Year-over-Year change	21,600	17,100	12,800	5,500	1,700	1,100	1,800	1,600	1,700	7,000	10,500	16,400

[1-12]  See all notes on Selected Operating Metrics Actuals Quarterly and Year-over-Year comparison